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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Miscellaneous Stock Options of our current report dated March 20, 2000 with respect to the financial statements of Micro-ASI, Inc. (a development stage company) as of December 31, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the two years in the period then ended, included in its Annual Report (Form 10KSB/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP


Dallas, Texas
September 22, 2000